Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4/A of our report dated March 31, 2010, relating to the financial statement of Curaxis Pharmaceutical Corporation, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/Rosenberg Rich Baker Berman & Company

Somerset, New Jersey
June 21, 2010